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                                                                   EXHIBIT 4.9


                                    BY-LAWS

                                       OF

                      WILLIAMS HOLDINGS OF DELAWARE, INC.


                                   ARTICLE I

                                  STOCKHOLDERS

                 Section 1.1. Annual Meetings. The Annual Meeting of Stockholders shall be held for the election of Directors on the first Tuesday in July in each year, beginning with the year 1995, if such day be not a legal holiday in the state where such meeting is to be held, or, if a legal holiday, then at the same time on the next succeeding business day at the principal office of the Corporation in the State of Delaware or at such other place either within or without the State of Delaware as may be designated by the Board of Directors from time to time. Any proper business may be transacted at the Annual Meeting.

                 Section 1.2. Special Meetings. Special meetings of stockholders, to be held at the principal office of the Corporation in the State of Delaware or at such other place within or without the State of Delaware and at such date and time as may be stated in the notice of the meeting, and for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors or by the Chairman of the Board or by the President, and shall be called by the President or the Secretary at the request in writing of stockholders owning a majority of the issued and outstanding shares of capital stock of the Corporation of the class or classes which would be entitled to vote on the matter or matters proposed to be acted upon at such special meeting of stockholders. Any such request shall state the purpose or purposes of the proposed meeting.

                 Section 1.3. Notices of Meetings. Whenever stock-holders are required or permitted to take any action at a meeting, except as provided by Section 7.3 hereof, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

                 Section 1.4. Adjournments. Any meeting of stock-holders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business
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which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 Section 1.5. Quorum. At any meeting of stockholders, except where otherwise provided by law or the Certificate of Incorporation or these By-laws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by
Section 1.4 of these By-laws until a quorum shall attend. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

                 Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                 Section 1.7. Voting; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. The vote for Directors and, upon the demand of any stockholder, the vote upon any question before the meeting shall be by written ballot. All elections shall be had and




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all questions decided, unless otherwise provided by law, the Certificate of
Incorporation or these By-laws, by a plurality vote.

                 Section 1.8. Fixing Date for Determination of Stock-holders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board is necessary, shall be on the day on which the first written consent is expressed; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                 Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.


                                   ARTICLE II

                               BOARD OF DIRECTORS

                 Section 2.1. Powers; Numbers; Qualifications. The business and affairs of the Corporation shall be managed by the





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Board of Directors, except as may be otherwise provided by law or in the
Certificate of Incorporation. The number of Directors constituting the whole Board shall be not more than fifteen nor less than three. The authorized number of Directors within the limits above specified shall be determined by resolution of the Board of Directors.

                 Section 2.2. Election; Term of Office; Resignation; Vacancies. Each Director shall hold office until the Annual Meeting of Stockholders next succeeding his election and until his successor is elected and qualified or until his earlier resignation or removal. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Unless otherwise provided in the Certificate of Incorporation or these By-laws, vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors then in office, although less than a quorum.

                 Section 2.3. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined, notice thereof need not be given.

                 Section 2.4. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board or the President or a majority of the Directors then in office. Reasonable notice thereof shall be given by the person or persons calling the meeting.

                 Section 2.5. Telephonic Meetings Permitted. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this By-law shall constitute presence in person at such meeting.

                 Section 2.6. Quorum; Vote Required for Action. At all meetings of the Board of Directors, Directors constituting a majority of the entire Board shall constitute a quorum for the transaction of business. The vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board unless the Certificate of Incorporation or these By-laws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.





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                 Section 2.7.     Organization.  Meetings of the Board of
Directors shall be presided over by the Chairman of the Board, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

                 Section 2.8. Informal Action by Directors. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.


                                  ARTICLE III

                                   COMMITTEES

                 Section 3.1. Committees of the Board. The Board of Directors may, by resolution passed by a majority of the entire Board, designate one or more committees, each committee to consist of one or more of the Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Vacancies in any such committee shall be filled by the Board, but in the absence or disqualification of a member of such committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, indemnifying Directors or amending these By-laws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

                 Section 3.2. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of





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business, the vote of a majority of the members present at a meeting at the time of such if a quorum is then present shall be the act of such committee, and in other respects such committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these By-laws.


                                   ARTICLE IV

                                    OFFICERS

                 Section 4.1. General. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board of Directors, a President and one or more Vice Presidents, a Secretary, a Treasurer and such other officers as the Board of Directors may from time to time elect. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be Directors of the Corporation.

                 Section 4.2. Election. The Board of Directors shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                 Section 4.3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall direct the policy of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of Directors. The Chairman shall, if present, preside at all meetings of the Board of Directors and of the stockholders. The Chairman may, with the Treasurer or the Secretary, or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. The Chairman may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. The Chairman shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in the Chairman's judgment may be necessary or proper for the transaction of the business of the Corporation, including the right of removal of any officer (other than an officer who is also a Director), with or without cause, and the termination of employment of any employee.





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In general, the Chairman shall perform all duties incident to the office of
Chairman of the Board, and such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of Directors.

                 Section 4.4. Chief Executive Officer. The Chief Executive Officer of the Corporation, if other than the Chairman of the Board, shall, during the absence or disability of the Chairman of the Board, exercise all powers and discharge all the duties of the Chairman of the Board. The Chief Executive Officer may, with the Treasurer or the Secretary, or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws, to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. The Chief Executive Officer shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in the judgment of the Chief Executive Officer may be necessary or proper for the transaction of the business of the Corporation, including the right of removal of any officer (other than an officer who is also a Director), with or without cause, and the termination of employment of any employee. In general, the Chief Executive Officer shall perform all duties incident to the office and such other duties as may from time to time be assigned by the Board of Directors, the Chairman of the Board or by any duly authorized committee of Directors.

                 Section 4.5. President. The President shall have general supervision of the business of the Corporation. During the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall exercise all the powers and discharge all the duties of the Chairman of the Board and the Chief Executive Officer. The President may, with the Treasurer or the Secretary, or an Assistant Treasurer or an Assistant Secretary, sign certificates for stock of the Corporation. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws, to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed. The President shall have the power to appoint, determine the duties and fix the compensation of such agents and employees as in the judgment of the President may be necessary or proper for the transaction of the business of the Corporation, including the right of removal of any officer (other than an officer who is also a Director), with or without cause, and the termination of employment of any employee. In general, the President shall perform all duties incident to the office of President, and such other duties as may from time to time be assigned by the Board of Directors, the





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Chairman of the Board or by any duly authorized committee of Directors.

                 Section 4.6. Vice Presidents. At the request of the President or in his absence or in the event of his inability or refusal to act, any Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President; any Vice President may also sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by a duly authorized committee of Directors, or by these By-laws, to some other officer or agent of the Corporation, or shall be required by law otherwise to be signed or executed; and each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

                 Section 4.7. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders, of the Board of Directors and of any committee appointed by the Board in books provided for that purpose; he shall see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; he shall be custodian of the records and of the corporate seal or seals of the Corporation; he shall see that the corporate seal is affixed to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed may attest the same; he may sign, with the President or a Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors.

                 Section 4.8. Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; he may sign, with the President or Vice President, certificates of stock of the Corporation; and, in general, he shall perform all duties incident to the office of a treasurer of a corporation, and such other duties as, from time to time, may be assigned to him by the Board of Directors.

                 Section 4.9. Assistant Officers. The Board of Directors may appoint one or more assistant officers. Each assistant officer shall, at the request of or in the absence or disability of the officer to whom he is an assistant, perform the duties of such officer and he shall have such other authority and perform such other duties as the Board of Directors may prescribe.





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                 Section 4.10.    Subordinate Officers.  The Board of Directors
may appoint such subordinate officers as it may deem desirable. Each such officer shall hold office for such period, have such authority and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers and prescribe the powers and duties thereof.

                 Section 4.11. Officers Holding Two or More Offices. Any number of the above offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law or by these By-laws to be executed, acknowledged or verified by two officers.

                 Section 4.12. Removal. Any officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors at a meeting for that purpose.

                 Section 4.13. Signatures. Any corporate instrument signed by an officer shall be presumed to have been so signed (a) at the request of the Board of Directors or the President, as the case may be, or (b) in the absence or because of the disability of the officer or officers otherwise authorized to so sign, or (c) because of expressly delegated or assigned authority to the officer so signing, and such signature may be relied upon by the person to whom the instrument is delivered without establishing the authority or power of the officer to so sign.


                                   ARTICLE V

                                     STOCK

                 Section 5.1. Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

                 Section 5.2.     Lost, Stolen or Destroyed Stock
Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss,





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theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VI

                                INDEMNIFICATION

                 Section 6.1. Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation. Subject to
Section 6.3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the conduct was unlawful.

                 Section 6.2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 6.3 of this Article VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application





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that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                 Section 6.3. Authorization of Indemnification. Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2 of this Article VI, as the case may be. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders. To the extent, however, that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith, without the necessity of authorization in the specific case.

                 Section 6.4. Good Faith Defined. For purposes of any determination under Section 6.3 of this Article VI, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Section 6.4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provision of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 6.1 or 6.2 of this Article VI, as the case may be.

                 Section 6.5. Indemnification by a Court. Notwithstanding any contrary determination in the specific case under Section 6.3 of this
Article VI, and notwithstanding the absence of any determination thereunder, any Director, officer, employee or





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agent may apply to any court of competent  jurisdiction in the State of
Delaware for indemnification to the extent otherwise permissible under Sections
6.1 and 6.2 of this Article VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the Director, officer, employee or agent is proper in the circumstances because such person has met the applicable standards of conduct set forth in Sections 6.1 or 6.2 of this Article VI, as the case may be. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application.

                 Section 6.6. Expenses Payable in Advance. Expenses incurred by an officer or Director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents shall be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

                 Section 6.7. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested Directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 6.1 and 6.2 of this
Article VI shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 6.1 and 6.2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

                 Section 6.8. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VI.





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                 Section 6.9.     Meaning of "Corporation" and "Other
Enterprises" for the Purposes of Article VI. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                 For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a Director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

                 Section 6.10. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.


                                  ARTICLE VII

                                 MISCELLANEOUS

                 Section 7.1. Fiscal Year. The fiscal year of the Corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                 Section 7.2. Seal. The Corporation may have a corporate seal which shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware." The corporate seal may be used by causing it or





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
a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                 Section 7.3. Waiver of Notice of Meetings of Stock-holders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Certificate of Incorporation or these By-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committees of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these By-laws.

                 Section 7.4. Interested Directors, Quorum. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose; if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

                 Section 7.5. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.





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
                 Section 7.6. Amendment of By-laws. These By-laws may be altered or repealed, and new By-laws made, by the affirmative vote of a majority of the entire Board of Directors, but the stockholders may make additional By-laws and may alter or repeal any By-law whether or not adopted by them.





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